EXHIBIT 10.1

                          SUBORDINATED LOAN AGREEMENT


      This subordinated loan agreement (the "AGREEMENT") is made and entered into as of 29 May 1998.

      The undersigned:

      1.    DELFT INSTRUMENTS NEDERLAND B.V.,
            having its registered office at Delft
            herein represented by R.V. Kingma and E.H. de Groot, hereinafter referred to as "LENDER";

      and

      2. HENLEY HEALTHCARE B.V., having its registered office at Delft herein represented by Dan D. Sudduth, hereinafter referred to as "BORROWER";

      3.    HENLEY HEALTHCARE INC.
            having its registered office at Sugar Land, Texas, United States of America, herein represented by its President and CEO Mike Barbour, hereinafter referred to as "GUARANTOR";

      The Lender, the Borrower and the Guarantor are hereinafter jointly referred to as the "PARTIES" and each individually, but indiscriminately as a "PARTY".

      WHEREAS

      a. the Lender and certain of its affiliates on the one hand (the "Seller') and the Borrower on the other hand have by an Agreement for the Sale and Purchase of Shares dated March, 1998 (the "PURCHASE AGREEMENT") (to which Purchase Agreement a copy of this Loan Agreement will be attached as Schedule 4) agreed to sell and transfer the full and unencumbered ownership of the Shares in the so called Enraf-Nonius Companies;

      b. the Seller has sold and transferred and the Borrower has purchased and accepted the transfer of the Shares;

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      c.    in accordance with Article 4.4 of the Purchase Agreement, the balance of the Purchase Price, being NLG 9,000,000.-- (in words nine million Dutch Guilders) will be paid by the Borrower to the Lender, subject to and in accordance with this Agreement.

      d. In furtherance of Article 4 of the Purchase Agreement, Parties now wish to lay down the terms and conditions of the Loan in this Agreement.

      THEREFORE PARTIES HERETO AGREE AS FOLLOWS

      ARTICLE 1
      CAPITALIZED TERMS

1.1 Capitalized terms used herein shall have the same meaning as set out in the Purchase Agreement, unless expressly stipulated otherwise herein.

      ARTICLE 2
      THE LOAN

2.1 The Borrower and the Lender agree, subject to the terms and conditions of this Agreement and further conditional upon the transfer of the Shares on the Completion Date, to convert on the Completion Date the balance of the Purchase Price, being NLG 9,000,000. (in words: nine million Dutch guilders) due by Purchaser to the Seller for the purchase of the Shares into a 7 (seven) year subordinated loan in the amount of NLG 9,000,000.-- (in words: nine million Dutch Guilders) (the "PRINCIPAL AMOUNT") of the Lender to the Borrower (the "LOAN").

      ARTICLE 3
      SUBORDINATION

3.1 Lender agrees that the obligations of the Borrower under this Agreement, amongst which the payment of the Repayment and the Interest, are expressly subordinated and junior in right of payment only to the obligations which Borrower has towards Comerica Bank or any other bank that Borrower may designate (the "BANK").

3.2 "Subordination" and "subordinated" as set out in article 3.1 of this Agreement means that in case of an Event of Default as set out in article 8, paragraph a up to and including e of this Agreement, Lender shall not receive any payment under this Agreement, unless and until the obligations of Borrower towards the bank(s), as indicated in article 3.1 of this Agreement, shall have been fully fulfilled. In all other events Borrower shall fully and timely pay to Lender any amount due in accordance with the provisions of this Agreement.

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3.3   Borrower agrees not to prepay any amount due under the Maxxim Medical Inc.
      note, dated 30 April 1996 in the amount of seven million US Dollars before the entire Loan has been repaid.

3.4 Borrower furthermore agrees that no new subordinated indebtedness of Borrower shall be senior or equal in rank to the Loan.

      ARTICLE 4
      INTEREST

4.1 The Borrower shall pay interest on the Principal Amount, outstanding under the Loan (the "INTEREST"), at a rate and on the terms as described in this article 4.

4.2 The Interest shall be calculated at a rate per annum of 4% (four percent) for the first calendar year starting at the Completion Date, and at a rate of 5% (five percent) for each year following the first anniversary of the Completion Date until full repayment of the Loan.

4.3 The Borrower shall pay the Interest to the Lender annually for the first time on the first anniversary of the Completion Date.

4.4 For the purposes of calculating the interest a year shall be set at 360 (three hundred and sixty) days.

      ARTICLE 5
      REPAYMENT OF THE LOAN

5.1 The Borrower shall repay the Principal Amount ("Repayment") to the Lender in 10 (ten) subsequent semi-annual instalments of NLG 900,000.= (in words nine hundred thousand Dutch Guilders) for the first time on the second anniversary of the Completion Date.

5.2 The Borrower may, at its option, repay the Principal Amount to the Lender in whole or in part ("PREPAYMENT") as of the third anniversary of the Completion Date or, after prior written approval of the Bank, any other business day the Borrower prefers. Any Prepayment as mentioned above will only be allowed upon a three business days' prior written notice by the Borrower to the Lender. Such notice will be irrevocable and will oblige the Borrower to make the Prepayments so announced.


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      ARTICLE 6
      PAYMENTS

6.1 All amounts becoming due and payable under this Agreement, shall be made by telephonic bank transfer to the Lender's bank account as the Lender may designate from time to time.

6.2 If any date on which an amount that is due and payable under this Agreement is to be paid on a day which is not a business day, then the due date for payment for such amount will be the next business day.

6.3 Any and all payments made by the Borrower pursuant to Article 4 and 5 of this Agreement will be first applied to any costs and/or interest then due after which the balance of the payment will be applied to repayment of the outstanding amount Full payment shall be made in Dutch Guilders in same day funds.

6.4 Without prejudice to the remedies available to Lender under this Agreement or otherwise, if the Borrower fails to pay within fifteen business days after the day the Lender has summoned the Borrower by registered mail to pay any payment not made on or before its due date as specified in this Agreement, the Borrower shall pay, by way of liquidated damages, in respect of the amount of such payment due and unpaid, interest at a rate of 11% per annum from the date any such amount became due until the date of actual payment

      ARTICLE 7
      NO SET-OFF

      All payments of interest and costs and any repayments of the outstanding amounts must be remitted without any discount, reduction, set of, counterclaim or compensation.

      ARTICLE 8
      DEFAULT

8.1 The entire amount of the Loan or the unpaid part thereof, including the accrued Interest due and payable, shall be due and payable at once, without any notice or default by way of a writ or similar instrument being required, in the following ("EVENT OF DEFAULT"):

      a. in the case of a petition being filed by third parties or by the Borrower for bankruptcy, the Borrower being declared bankrupt, offering a composition with creditors or applying for a moratorium on its debts, or a voluntary arrangement having been made or an administration order or petition thereof or any distress, execution or other process having been levied to the same effect, or in the case of a trustee, receiver or other encumberer being appointed for the Borrower's affairs and if the Borrower ceases, or threatens to cease, to continue the business;

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      b.    in case any resolution is taken to dissolve and/or to wind up the
            Borrower, or in case of amendments to the articles of association or changes in the Borrower's management;

      c. the Borrower transfers, sells or alienates in any way all or substantial part of its business and/or business assets;

      d. failure to pay interest, cost or outstanding amount, fifteen business days after the day the Lender has summoned the Borrower by registered mail to pay the interest, cost or outstanding amount due, as the case may be;

      e. in case the Guarantor loses control over the Borrower or Enraf-Nonius B.V.;

      ARTICLE 9
      INTRODUCTION OF A NEW CURRENCY

9.1 The Parties agree that, except as provided in Article 9.3, the occurrence or nonoccurrence of an event associated with economic and monetary union in the European Community will not itself result in the nullification, dissolution, termination or modification (whether by unforeseen circumstances ("ONVOORZIENE OMSTANDIGHEDEN") or otherwise), in whole or in part, of this Agreement, or give a Party the unilateral right to nullify, dissolve, terminate or modify, in whole or in part, this Agreement.

9.2 "An event associated with economic and monetary union in the European Community" as referred to in Article 9.1, includes, without limitation, each (and any combination) of the following:

            9.2.1 in the introduction of, changeover to or operation of a single or unified European currency (whether known as Euro or otherwise);

            9.2.2 the fixing of conversion rates between a member state's currency and the new currency or between the currencies of member states;

            9.2.3 the substitution of that new currency for the ECU as the unit of account of the European Community;

            9.2.4 the introduction of that new currency as lawful currency
                  ("WETTIG BETAALMIDDEL") in a member state (whether at the earliest possible date or subsequently and whether in parallel with, or as a replacement for, the currency which, before the introduction of the new currency, was lawful currency in that member state);

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            9.2.5 the withdrawal as lawful currency of any currency that before the introduction of the new currency, was lawful currency in one of the member states;

            9.2.6 the disappearance or replacement of a relevant price source for the ECU or the national currency of any member state or applicable interest rate; or

            9.2.7 any event in furtherance of any of the foregoing.

9.3 Any agreement between the Parties that amends or overrides the provisions of this Article 9 will be effective if it is in writing and expressly refers to this Article 9 or to European monetary union or to an event associated with economic and monetary union in the European Community.

9.4 Each Party represents to the other Party that it is responsible for assessing, and accepts, for itself the risks and consequences of the occurrence or non-occurrence of any event associated with economic and monetary union in the European Community.

      ARTICLE 10
      GUARANTEE

10.1 The Guarantor guarantees it will pay in case of an Event of Default all amounts due by the Borrower to the Lender under this Agreement to the Lender.

      ARTICLE 11
      MISCELLANEOUS

11.1 This Agreement constitutes the entire Agreement between the Parties in connection with the Loan.

11.2 Headings are for ease of reference only and shall not affect the interpretation of this Agreement.

11.3 Any notice or other communication in connection with this Agreement shall be sufficiently given if in writing and personally delivered or sent by airmail or by international air courier or by telefax addressed as follows or to such other address as the parties shall have given notice of pursuant to this clause:

            LENDER:
            Name        :     Delft Instruments Nederland B.V.
            Address     :     Mercuriusweg 1
                              2624 BC DELFT
            Fax         :     31 15 260 1282

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            BORROWER:
            Name        :     Henley Healthcare B.V.
            Address:    c/o 120 Industrial Boulevard
                              Sugar Land Texas
                              TX 77478-3128
            Fax         :     1-281 276 7038

11.4 No Party shall make or permit any person connected with him to make any announcement concerning this Agreement or any matter in connection with this Agreement before, on or after the Completion Date except as required by law or with the written approval of the other Party.

11.5 This Agreement may not be amended, supplemented or changed, nor may any provision hereof be waived, except by a written instrument making specific reference to this Agreement signed by each of the Parties.

11.6 If any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

11.7 No Party shall be entitled to assign or transfer its rights and obligations hereunder to any third party save (i) with the prior written consent of the other Party or (ii) in case of transfer or assignment by the Lender to a company affiliated to the Lender. This Agreement shall be binding upon the Parties, their successors in title and permitted assignees.

11.8 This Agreement shall be binding and enforceable between Parties as of the moment that each of the Parties has signed this Agreement.

11.9 The Parties waive their respective rights to rescind or cancel this Agreement on the basis of sections 6:265 or 6:268 of the Dutch Civil Code.

11.10 This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

11.11 All disputes between the parties hereto arising under or in connection with this Agreement or further agreements resulting from this Agreement including all disputed claims for breach by either Party under this Agreement, shall be resolved by arbitration in accordance with the rules of the Netherlands Arbitration Institute in Rotterdam, provided always that the Parties have the right to settle any such dispute in summary proceedings and the right to obtain seizure The arbitrators shall decide according to the rules of the law. The arbitral proceedings shall be conducted in the English language. The place of arbitration shall be Rotterdam.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto in 3 copies on 29th May 1998.


BORROWER                      LENDER
Henley Healthcare B.V.        Delft Instruments Nederland B.V.,
duly represented by:          duly represented by:


     /S/ DAN D. SUDDUTH           /S/ R. VEENENGA KINGMA


GUARANTOR Henley Healthcare Inc duly represented by:


     /S/ MICHAEL M. BARBOUR



__________________(bank) hereby confirms its consent with this Agreement.

(BANK)
duly represented by:


__________________________

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